UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

GOLD LAKES CORP.
(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 Enterprise Parkway, Suite 340 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

(216) 916-9303

Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On March 27, 2017, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase the Company’s authorized shares of common stock to 20,000,000,000 shares ($0.001 par value) and to authorize up to 10,000,000 shares of blank check preferred stock ($0.001 par value). On March 27, 2017, pursuant to a resolution approved by the Company’s Board of Directors, the Company filed a Certificate of Designation with the Nevada Secretary of State designating up to 9,000,000 shares of Series A Restricted Preferred Stock. The Series A Preferred Stock has 2,000 votes per share and is convertible into shares of the Company’s Restricted common stock at a conversion ratio of 2,000 shares of common stock for each share of preferred stock. The Series A Preferred Stock has a liquidation preference equal to the original issue price. This description of the Series A Preferred Stock is qualified in its entirety by reference to the actual provisions of the Certificate of Designation.

Item 8.01 Other Events.

On April 10, 2017, the Board of Directors issued 9,000,000 shares of Series A Restricted Preferred Stock to Flex Mining, Ltd., in respect to all sums owed. The Preferred Stock will be considered the Company’s new control block and will never be converted into Common Stock.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 3.1	Certificate of Amendment to Articles of Incorporation filed March 27, 2017 with the Nevada Secretary of State.

Exhibit 3.2	Certificate of Designation of Series A Preferred Stock filed March 27, 2017 with the Nevada Secretary of State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD LAKES CORP.

Date: April 13, 2017	By:	/s/ Christopher P. Vallos
Christopher P. Vallos
President

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